Thoratec Reports Third Quarter Results

- Quarterly Revenue of $117.8 million, an Increase of 15% Year-Over-Year

- HeartMate II® Worldwide Unit Growth of 27% for the Third Quarter and 23% for the First Nine Months of 2012

- GAAP Net Income per Diluted Share of $0.41, an Increase of 32% Year-Over-Year and Non-GAAP Net Income per Diluted Share of $0.49, an Increase of 19% Year-Over-Year

- Full-Year Revenue Guidance Increased to a Range of $477 million to $483 million

PLEASANTON, Calif., Nov. 1, 2012 /PRNewswire/ -- Thoratec Corporation (NASDAQ: THOR), a world leader in device-based mechanical circulatory support therapies to save, support and restore failing hearts, today reported its financial results for the third quarter of 2012.

"Thoratec delivered excellent results during the third quarter, demonstrating continued momentum in the global VAD market as well as HeartMate II's strong competitive position," said Gary F. Burbach, President and Chief Executive Officer. "HeartMate II unit volume expanded by 27% during the third quarter and 23% for the first nine months of the year, driven by the U.S. Destination Therapy indication and healthy underlying trends in international markets," he added.

For the quarter ended September 29, 2012, Thoratec reported revenues of $117.8 million, a 15 percent increase over revenues of $102.6 million in the third quarter of 2011. Net income on a GAAP basis was $24.3 million, or $0.41 per diluted share, compared with GAAP net income of $19.0 million, or $0.31 per diluted share, in the same period a year ago. Non-GAAP net income, which is described later in this press release, was $29.2 million, or $0.49 per diluted share, compared with non-GAAP net income of $25.1 million, or $0.41 per diluted share, in the same period a year ago.

For the first nine months of fiscal 2012, revenues were $363.2 million, an increase of 16 percent over revenues of $313.3 million in the same period a year ago. Net income on a GAAP basis was $70.6 million, or $1.18 per diluted share, compared with GAAP net income of $57.2 million, or $0.95 per diluted share, in the same period a year ago. Non-GAAP net income was $86.6 million, or $1.45 per diluted share, compared with non-GAAP net income of $74.3 million, or $1.18 per diluted share, in the same period a year ago.

"I am highly encouraged by the outlook for the investments we are making in both market development and product development," Burbach commented. "Our market development efforts continue to drive strong performance in our HeartMate II product line, and with respect to our product development portfolio, we remain on track to initiate pivotal clinical trials for both HeartMate III and HeartMate PHP™ during 2013."

Third Quarter and First Nine Months of 2012 Financial Results

For the third quarter of 2012, Thoratec reported revenues of $117.8 million, an increase of 15 percent compared to the same quarter last year. Currency fluctuations decreased revenues by two percent. The HeartMate product line contributed $105.9 million, an increase of 21 percent, while the Centrimag product line contributed $7.5 million, an increase of four percent, including incremental revenues of $0.9 million related to the acquisition of Levitronix Medical. The PVAD/IVAD product line contributed $3.8 million, a decrease of 47%.

For the first nine months of 2012, Thoratec reported revenues of $363.2 million, an increase of 16 percent, compared to the same period last year. Currency fluctuations decreased revenues by one percent. The HeartMate product line contributed $323.8 million to revenues, an increase of 19 percent, while the CentriMag product line contributed $24.2 million, an increase of 43 percent, including revenues of $6.1 million related to the acquisition of Levitronix Medical. The PVAD/IVAD product line contributed $13.4 million, a decrease of 39 percent.

For the third quarter of 2012, GAAP gross margin was 69.3 percent compared to 67.9 percent in the same quarter last year. The increase in GAAP gross margin was due primarily to inventory fair market adjustments recorded in the third quarter of 2011. Non-GAAP gross margin, described later in this press release, was 71.4 percent compared to 71.6 percent in the same quarter last year. The decrease in non-GAAP gross margin was due to unfavorable currency fluctuations, partially offset by volume-based efficiencies.

For the third quarter of 2012, GAAP operating expenses were $48.9 million compared to $41.9 million in the same quarter last year. Non-GAAP operating expenses, described later in this press release, were $43.2 million compared to $36.3 million in the same quarter last year. The increase in non-GAAP operating expenses was due primarily to product and market development initiatives.

Cash and investments were $307.9 million as of September 29, 2012, compared to $279.8 million as of June 30, 2012 and $209.5 million as of December 31, 2011.

GUIDANCE

The following statements are based on current expectations. These statements are forward-looking and actual results may differ materially. For a more detailed discussion of forward-looking statements, please see the additional information below. The company updated guidance for the full year.

The company expects revenues for fiscal 2012 will be in the range of $477 to $483 million. GAAP net income per diluted share is expected to be in the range of $1.40 to $1.44, and non-GAAP net income per diluted share is expected to be in the range of $1.79 to $1.83.

CONFERENCE CALL/WEBCAST INFORMATION

Thoratec will hold a conference call to discuss its financial results and operating activities for all interested parties at 1:30 p.m., Pacific Daylight Time (4:30 p.m., Eastern Daylight Time), today. The teleconference can be accessed by calling (719) 325-4815, passcode 9452100. Please dial in 10-15 minutes prior to the beginning of the call. The webcast will be available through Thursday, November 8, via http://www.thoratec.com or by telephone at (719) 457-0820, passcode 9452100.

GAAP TO NON-GAAP RECONCILIATION

Thoratec management evaluates and makes operating decisions using various measures. These measures are generally based on revenues generated by the company's products and certain costs of producing those revenues, such as costs of product sales, research and development and selling, general and administrative expenses. We use the following measures, which are not calculated in accordance with Generally Accepted Accounting Principles ("GAAP"): non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP other income and expense, non-GAAP tax rate, non-GAAP net income, non-GAAP net income per diluted share and non-GAAP shares used to compute diluted net income per share. These are non-GAAP financial measures under Section 101 of Regulation G under the Securities Exchange Act of 1934, as amended. These non-GAAP financial measures are calculated by excluding certain GAAP financial items that we believe have less significance to the day-to-day operation of our business. The company has outlined below the type and scope of these exclusions and the limitations on the use of the non-GAAP financial measures as a result of these exclusions.

Management uses these non-GAAP financial measures for financial and operational decision making, including in the determination of employee annual cash incentive compensation, as a means to evaluate period-to-period comparisons, as well as comparisons to our competitors' operating results. Management also uses this information internally for forecasting and budgeting, as it believes that the measures are indicative of Thoratec core operating results. Management also believes that non-GAAP financial measures provide useful supplemental information to management and investors regarding the performance of the company's business operations, provide a greater transparency with respect to key metrics used by management in its decision making, facilitate comparisons of results for current periods and guidance for future periods with our historical operating results, and assist in analyzing future trends.

Non-GAAP net income consists of GAAP net income, excluding, as applicable, the tax effected impact of share-based compensation expense, amortization of purchased intangibles, expenses associated with the accounting for convertible debt instruments that may be settled in cash upon conversion, including partial settlements in accordance with Financial Accounting Standards Board ("FASB") issued Accounting Standards Codification ("ASC") 470-20, Debt, Levitronix Medical transaction costs, and Levitronix fair market value (FMV) inventory adjustments.

Non-GAAP net income per diluted share is defined as non-GAAP net income divided by the weighted average number of shares on a fully-diluted basis.

Non-GAAP shares used to compute diluted net income per share consists of GAAP shares used to compute diluted net income per share adjusted for any inclusions made in conjunction with dilutive impact of Thoratec's convertible debt instruments and any exclusions made in conjunction with the application of the two-class method for calculating net income per share.

Non-GAAP gross profit and gross margin consist of GAAP gross profit and gross margin excluding share-based compensation expense, amortization of intangibles, and Levitronix Medical FMV inventory adjustments related to the acquisition.

Non-GAAP operating expenses consist of GAAP operating expenses excluding share-based compensation expense, amortization of purchased intangibles, and Levitronix Medical transaction costs.

Non-GAAP other income and expense consists of GAAP other income and expenses excluding expenses related to the accounting for convertible debt instruments that may be settled in cash upon conversion, including partial settlements, in accordance with ASC 470-20, Debt.

Non-GAAP tax expense consists of the GAAP tax expense adjusted for the tax effect of the adjustments from GAAP net income to non-GAAP net income.

Management believes that it is useful in measuring Thoratec's operations to exclude amortization of intangibles. These costs are primarily fixed at the time of an acquisition and, unlike other fixed costs that result from ordinary operations, are the result of infrequent and irregular events.

Because of varying valuation methodologies, subjective assumptions and the variety of award types that companies can use, Thoratec management believes that providing non-GAAP financial measures that exclude share-based compensation allows investors to compare Thoratec's recurring core business operating results to those of other companies and over multiple periods. The exclusion also enhances investors' ability to review Thoratec's business from the same perspective as Thoratec management, which believes that share-based compensation expense is not directly attributable to the underlying performance of the company's business operations.

Due to the subjective assumptions used to develop non-cash interest expense related to the accounting for convertible debt instruments that may be settled in cash upon conversion, including partial settlements, in accordance with ASC 470-20, Debt, Thoratec management believes that providing non-GAAP financial measures that exclude such expense allows investors to compare Thoratec's recurring core business operating results to those of other companies and over multiple periods. The exclusion also enhances investors' ability to review Thoratec's business from the same perspective as Thoratec management.

To enable investors to compare Thoratec's recurring core business operating results to those of other companies and over multiple periods, Thoratec has excluded Levitronix Medical transaction costs and FMV inventory adjustments as they are infrequent in nature.

There are a number of limitations related to the use of non-GAAP financial measures. First, non-GAAP financial measures exclude some costs, namely share-based compensation, that are recurring expenses. Second, share-based compensation is part of an employee's compensation package and as such may be useful for investors to consider. Third, the components of costs that we exclude in our non-GAAP financial measures calculations may differ from components that our peer companies exclude when they report their results from operations.

Non-GAAP financial measures should not be considered as a substitute for measures of financial performance in accordance with GAAP. However, these measures may provide additional insight into Thoratec's financial results. Investors and potential investors are strongly encouraged to review the reconciliation of non-GAAP financial measures contained within this press release with their most directly comparable GAAP financial results and not to rely on any single financial measure to evaluate our business.

The reconciliations of the forward looking non-GAAP financial measures to the most directly comparable GAAP financial measures in the tables below include all information reasonably available to Thoratec at the date of this press release. These tables include adjustments that we can reasonably predict. Events that could cause the reconciliation to change include acquisitions and divestitures of business, goodwill and other asset impairments and sales of marketable equity securities.

The following table includes the GAAP income statement for continuing operations for the three and nine month periods ending 2012 and 2011:

THORATEC CORPORATION
Condensed Consolidated Statements of Operations
(Unaudited)
(in thousands, except for per share data)

	Three Months Ended		Nine Months Ended
	September 29, 2012	October 1, 2011	September 29, 2012	October 1, 2011

Product sales	$ 117,768	$ 102,584	$ 363,196	$ 313,335
Cost of product sales	36,162	32,937	111,071	99,051
Gross profit	81,606	69,647	252,125	214,284
Operating expenses:
Selling, general and administrative	28,478	25,632	91,692	77,375
Research and development	20,382	16,273	59,886	47,826
Total operating expenses	48,860	41,905	151,578	125,201
Income from operations	32,746	27,742	100,547	89,083
Other income and (expense):
Interest expense	-	(3)	(3)	(4,650)
Interest income and other	579	283	1,401	1,526
Income before income taxes	33,325	28,022	101,945	85,959
Income tax expense	(9,070)	(9,033)	(31,396)	(28,729)
Net income from continuing operations	$ 24,255	$ 18,989	$ 70,549	$ 57,230

Net (loss) from discontinued operations (net of tax)	$ -	$ (1,031)	$ -	$ (1,031)

Net Income	$ 24,255	$ 17,958	$ 70,549	$ 56,199

Net income (loss) per share- Basic:
Continuing operations	$ 0.41	$ 0.32	$ 1.20	$ 0.97
Discontinued operations	-	(0.02)	-	(0.02)
Net Income	$ 0.41	$ 0.30	$ 1.20	$ 0.95

Net income (loss) per share- Diluted:
Continuing operations	$ 0.41	$ 0.31	$ 1.18	$ 0.95
Discontinued operations	-	(0.02)	-	(0.02)
Net Income	$ 0.41	$ 0.29	$ 1.18	$ 0.93

Shares used to compute net (loss) income per share:
Basic	58,762	59,763	58,645	58,630
Diluted	59,669	60,666	59,609	63,306

The following table presents our quarterly revenues from continuing operations by source for the first, second and third quarter of fiscal 2012 and for the full year of fiscal 2011:

THORATEC CORPORATION
Quarterly Revenue Analysis
(Unaudited)
(in millions)

	Three Months Ended
	Sept 29, 2012	Jun 30, 2012	Mar 31, 2012	Dec 31, 2011	Oct 1, 2011	Jul 2, 2011	Apr 2, 2011

Revenue by Product Line
HeartMate	$ 105.9	$ 106.2	$ 111.7	$ 93.8	$ 87.6	$ 97.6	$ 87.3
PVAD & IVAD	3.8	3.8	5.8	6.1	7.2	7.6	7.3
CentriMag (1)	7.5	8.0	8.7	8.8	7.2	5.3	4.4
Other	0.6	0.6	0.6	0.7	0.6	0.7	0.5
Total	$ 117.8	$ 118.6	$ 126.8	$ 109.4	$ 102.6	$ 111.2	$ 99.5

Revenue by Category
Pump	$ 85.0	$ 85.7	$ 92.6	$ 77.4	$ 72.2	$ 77.8	$ 70.8
Non-Pump	32.2	32.3	33.6	31.3	29.8	32.7	28.2
Other	0.6	0.6	0.6	0.7	0.6	0.7	0.5
Total	$ 117.8	$ 118.6	$ 126.8	$ 109.4	$ 102.6	$ 111.2	$ 99.5

Revenue by Geography
United States	$ 97.5	$ 97.1	$ 103.9	$ 88.2	$ 83.9	$ 93.0	$ 82.5
International	20.3	21.5	22.9	21.2	18.7	18.2	17.0
Total	$ 117.8	$ 118.6	$ 126.8	$ 109.4	$ 102.6	$ 111.2	$ 99.5

(1) CentriMag includes PediMag/PediVAS® sales

The following table presents our quarterly pump units from continuing operations by geography for the first, second and third quarter of fiscal 2012 and for the full year of fiscal 2011:

THORATEC CORPORATION
Quarterly Pump Units
(Unaudited)

	Three months ended
Units by Geography	Sept 29, 2012	Jun 30, 2012	Mar 31, 2012	Dec 31, 2011	Oct 1, 2011	Jul 2, 2011	Apr 2, 2011
United States	781	773	838	704	665	753	677
International	208	212	219	213	188	193	182
Total (1)	989	985	1,057	917	853	946	859

(1) Excludes CentriMag and PediMag/PediVAS units

The following table reconciles the specific items excluded from GAAP net income from continuing operations in the calculation of non-GAAP net income from continuing operations and diluted net income per share from continuing operations for the periods shown below:

THORATEC CORPORATION
Reconciliation of GAAP to Non-GAAP Net Income
(Unaudited)
(in thousands, except for per share data)

	Three Months Ended		Nine Months Ended
Net income reconciliation	September 29, 2012	October 1, 2011	September 29, 2012	October 1, 2011

Net income from continuing operations on a GAAP basis	$ 24,255	$ 18,989	$ 70,549	$ 57,230
Share-based compensation expense:
- Cost of product sales	548	378	1,525	1,081
- Selling, general and administrative	3,442	2,539	9,829	7,578
- Research and development	1,576	1,011	4,678	3,073
Amortization of purchased intangibles
- Cost of product sales	2,066	2,039	6,209	6,008
- Selling, general and administrative	587	570	1,789	1,100
- Research and development	83	-	246	-
Impact of ASC 470-20 (Debt)	-	-	-	3,127
Levitronix Medical FMV inventory adjustments	(102)	1,386	530	1,386
Levitronix Medical transaction costs		1,462		2,859
Income tax effect of non-GAAP adjustments	(3,225)	(3,264)	(8,737)	(9,107)
Net income from continuing operations on a non-GAAP basis	$ 29,230	$ 25,110	$ 86,618	$ 74,335

	Three Months Ended		Nine Months Ended
Diluted net income per share reconciliation	September 29, 2012	October 1, 2011	September 29, 2012	October 1, 2011

Diluted net income from continuing operations per share on a GAAP basis	$ 0.41	$ 0.31	$ 1.18	$ 0.95
Share-based compensation expense:
- Cost of product sales	0.01	0.01	0.03	0.02
- Selling, general and administrative	0.06	0.04	0.16	0.12
- Research and development	0.03	0.02	0.08	0.05
Amortization of purchased intangibles
- Cost of product sales	0.03	0.03	0.10	0.09
- Selling, general and administrative	0.01	0.01	0.03	0.02
- Research and development	0.00	-	0.00	-
Levitronix Medical FMV inventory adjustments	(0.01)	0.02	0.01	0.02
Levitronix Medical transaction costs	-	0.02	-	0.05
Income tax effect of non-GAAP adjustments	(0.05)	(0.05)	(0.14)	(0.14)
Diluted net income from continuing operations per share on a non-GAAP basis	$ 0.49	$ 0.41	$ 1.45	$ 1.18

	Three Months Ended		Nine Months Ended
	September 29, 2012	October 1, 2011	September 29, 2012	October 1, 2011
Shares used to compute diluted net income per share reconciliation

Shares used in calculation of diluted net income per share -- GAAP	59,669	60,666	59,609	63,306
Weighted average unvested restricted stock awards (1)	-	75	17	111
Shares used in calculation of diluted net income per share -- non-GAAP	59,669	60,741	59,626	63,417

(1)

The company adopted the two-class method in calculating net income per share on a GAAP basis, which excludes the weighted average unvested restricted stock awards outstanding of 0 and 75,000 for the three months ended September 29, 2012 and October 1, 2011, respectively and 17,000 and 111,000 for the nine months ended September 29, 2012 and October 1, 2011, respectively.

The following table reconciles the specific items excluded from GAAP gross profit and gross margin from continuing operations in the calculation of non-GAAP gross profit and gross margin from continuing operations for the periods shown below:

THORATEC CORPORATION
Reconciliation of GAAP to Non-GAAP Gross Profit
(Unaudited)
(in thousands)

	Three Months Ended				Nine Months Ended
	September 29, 2012		October 1, 2011		September 29, 2012		October 1, 2011

Gross profit on a GAAP basis	$ 81,606	69.3%	$ 69,647	67.9%	$ 252,125	69.4%	$ 214,284	68.4%
Share-based compensation expense	548		378		1,525		1,081
Amortization of intangibles	2,066		2,039		6,209		6,008
Levitronix Medical FMV inventory adjustments	(102)		1,386		530		1,386
Gross profit on a non-GAAP basis	$ 84,118	71.4%	$ 73,450	71.6%	$ 260,389	71.7%	$ 222,759	71.1%

The following table reconciles the specific items excluded from GAAP operating expenses from continuing operations in the calculation of non-GAAP operating expenses from continuing operations for the periods shown below:

THORATEC CORPORATION
Reconciliation of GAAP to Non-GAAP Operating Expenses
(Unaudited)
(in thousands)

	Three Months Ended		Nine Months Ended
	September 29, 2012	October 1, 2011	September 29, 2012	October 1, 2011

Operating expenses on a GAAP basis	$ 48,860	$ 41,905	$ 151,578	$ 125,201
Share-based compensation expense:
- Selling, general and administrative	(3,442)	(2,539)	(9,829)	(7,578)
- Research and development	(1,576)	(1,011)	(4,678)	(3,073)
Amortization of purchased intangibles
- Selling, general and administrative	(587)	(570)	(1,789)	(1,100)
- Research and development	(83)	-	(246)	-
Levitronix Medical transaction costs	-	(1,462)	-	(2,859)
Operating expenses on a non-GAAP basis	$ 43,172	$ 36,323	$ 135,036	$ 110,591

The following table reconciles the specific items excluded from GAAP other income and expense from continuing operations in the calculation of non-GAAP other income and expense from continuing operations for the periods shown below:

THORATEC CORPORATION
Reconciliation of GAAP to Non-GAAP Other Income and Expense
(Unaudited)
(in thousands)

	Three Months Ended		Nine Months Ended
	September 29, 2012	October 1, 2011	September 29, 2012	October 1, 2011

Other income (expense) on a GAAP basis	$ 579	$ 280	$ 1,398	$ (3,124)
Impact of ASC 470-20 (Debt)	-	-	-	3,127
Other income (expense) on a non-GAAP basis	$ 579	$ 280	$ 1,398	$ 3

The following table reconciles the GAAP tax expense adjusted for the tax effect of the adjustments from GAAP net income from continuing operations to non-GAAP net income from continuing operations:

THORATEC CORPORATION
Reconciliation of GAAP to Non-GAAP Tax Expense
(Unaudited)
(in thousands)

	Three Months Ended				Nine Months Ended
	September 29, 2012		October 1, 2011		September 29, 2012		October 1, 2011

Tax expense on a GAAP basis	$ 9,070	27.2%	$ 9,033	32.2%	$ 31,396	30.8%	$ 28,729	33.4%
Share-based compensation expense	1,694		1,154		6,170		4,389
Amortization of purchased intangibles	1,007		1,044		3,031		2,843
Impact of adoption of ASC 470-20 (Debt)	-		-		-		1,251
Excess compensation limitations and other	565		(72)		(675)		(1,074)
Levitronix Medical FMV inventory adjustments	(41)		554		211		554
Levitronix Medical transaction costs	-		585		-		1,144
Tax expense on a non-GAAP basis	$ 12,295	29.6%	$ 12,298	32.9%	$ 40,133	31.7%	$ 37,836	33.7%

The following table reconciles the guidance on a GAAP basis and non-GAAP basis from continuing operations for the periods shown below:

THORATEC CORPORATION
Reconciliation of GAAP to Non-GAAP Forward-Looking Guidance
(Unaudited)
(in thousands, except for per share data)

Gross margin	For the Fiscal Year Ended 2012

Gross margin on a GAAP basis		69.00%
Amortization of purchased intangibles		1.80%
Levitronix Medical FMV inventory adjustments		0.30%
Share-based compensation expense		0.40%
Gross margin on a non-GAAP basis		71.50%

Net income per diluted share reconciliation	For the Fiscal Year Ended 2012
	From		To

Net income from continuing operations per diluted share on a GAAP basis	$ 1.40		$ 1.44
Share-based compensation expense	0.26		0.26
Amortization of purchased intangibles	0.12		0.12
Levitronix Medical FMV inventory adjustments	0.01		0.01
Net income from continuing operations per diluted share on a non-GAAP basis	$ 1.79		$ 1.83

About Thoratec

Thoratec is the world leader in mechanical circulatory support with the broadest product portfolio to treat the full range of clinical needs for patients suffering from advanced heart failure. The company's products include the HeartMate LVAS and Thoratec VAD, with more than 20,000 devices implanted in patients suffering from heart failure. Thoratec also manufactures and markets the CentriMag and PediMag / PediVAS product lines. Thoratec is headquartered in Pleasanton, California. For more information, visit www.thoratec.com.

Thoratec, the Thoratec logo, HeartMate and HeartMate II are registered trademarks of Thoratec Corporation and HeartMate PHP and IVAD are trademarks of Thoratec Corporation. CentriMag and PediMag are registered trademarks of Thoratec LLC, and PediVAS is a registered trademark of Thoratec Switzerland GmbH.

Many of the preceding paragraphs, particularly but not exclusively those addressing guidance for fiscal 2012 financial results or future performance contain forward-looking statements within the meaning of Sections 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements can be identified by the words, "believes," "views," "expects," "plans," "projects," "hopes," "could," "will," and other similar words. Actual results, events or performance could differ materially from these forward-looking statements based on a variety of factors, many of which are beyond Thoratec's control. Therefore, readers are cautioned not to put undue reliance on these statements. Investors are cautioned that all such statements involve risks and uncertainties, including risks related to regulatory approvals, the development of new products, including development and clinical trial timing, and new markets including Destination Therapy, the growth of existing markets for our products, customer and physician acceptance of Thoratec products, changes in the mix of existing markets for our products and related gross margin for such product sales, the ability to improve financial performance, the effects of FDA regulatory requirements, our ability to address issues raised by FDA inspections adequately and on a timely basis without a resulting recall of products or interruption of manufacturing or shipment of products, the effects of healthcare reimbursement and coverage policies, the effects of seasonality on Thoratec product sales, the effects of competition and the effects of any merger, acquisition and divestiture related activities. Forward-looking statements contained in this press release should be considered in light these factors and those factors discussed from time to time in Thoratec's public reports filed with the Securities and Exchange Commission, such as those discussed under the heading, "Risk Factors," in Thoratec's most recent annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and other SEC filings. These forward-looking statements speak only as of the date hereof. Thoratec undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events.

CONTACT: Taylor Harris, Vice President and Chief Financial Officer, Thoratec Corporation, (925) 738-0047